UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On December 3, 2013, we obtained an extension of our obligation to pay a tax gross-up payment of approximately $1.2 million by December 4, 2013 under the senior first priority secured promissory note, as amended, issued to The Karlsson Group, Inc. Under the extension, we have until December 10, 2013 to make the payment.  The Karlsson Group became our senior lender in August 2012 following our purchase of The Karlsson Group’s 50% interest in our subsidiary American West Potash LLC, at which time we assumed full ownership and control of American West Potash, which is developing a potash mining facility in the Holbrook Basin of Arizona.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Senior First Priority Secured Promissory Note
10.2	Reaffirmation of Loan Documents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: December 3, 2013		President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Sixth Amendment to Senior First Priority Secured Promissory Note
10.2	Reaffirmation of Loan Documents